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                                                                    EXHIBIT 4.2


                          SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") dated November 15, 2002, but effective as of December 10, 2001, by and among CONSUMER HEALTH INTERACTIVE, INC., a Delaware corporation, ADVANCEPCS PUERTO RICO, INC., a corporation formed under the laws of the British Virgin Islands, and AFC RECEIVABLES HOLDING CORPORATION, a Delaware corporation (each, a "GUARANTEEING SUBSIDIARY"), each, a subsidiary of AdvancePCS (the "COMPANY"), and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., as successor trustee to U.S. Trust Company of Texas, N.A., under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company, the Trustee and certain Guarantors are parties to an indenture (as amended and supplemented from time to time, the "INDENTURE"), dated as of March 13, 2001, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 8 1/2% Senior Notes due 2008 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances, a Subsidiary of the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. Subject to the terms and conditions of the Indenture, each Guaranteeing Subsidiary hereby, jointly and severally with all other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other



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         Obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. Releases. Guarantors may be released from their obligations under the Indenture pursuant to Sections 4.16 and 11.04 of the Indenture.

         5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.




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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                        CONSUMER HEALTH INTERACTIVE, INC.


                                        By:
                                                 ------------------------------
                                        Name:    David D. Halbert
                                        Title:   CEO



                                        ADVANCEPCS PUERTO RICO, INC.


                                        By:
                                                 ------------------------------
                                        Name:    David D. Halbert
                                        Title:   CEO



                                        AFC RECEIVABLES HOLDING CORPORATION


                                        By:
                                                 ------------------------------
                                        Name:    David D. Halbert
                                        Title:   CEO



                                        THE BANK OF NEW YORK TRUST COMPANY OF
                                        FLORIDA, N.A., as Trustee


                                        By:
                                                 ------------------------------

                                        Name:
                                                 ------------------------------

                                        Title:
                                                 ------------------------------



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